Exhibit 10.1

19505 Biscayne Blvd. ● Suite 2350 ● Aventura, FL 33180 ● legal@ascentpartnersllc.com

To:	VSEE HEALTH, INC.

Attention:	Imoigele Aisiku
Co-Chief Executive Officer
(iaisiku@idocvms.com)

October 21, 2025

Re: Amendment No. 1

Dear Imoigele Aisiku,

Reference is made to the Securities Purchase Agreement, dated as of September 30, 2024 (as modified to the date hereof, the “Purchase Agreement”; capitalized terms used but not defined herein are used as defined in the Purchase Agreement, including by reference in Schedule II thereof to definitions in other Transaction Documents), by and between VSee Health, Inc. (together with its successors and permitted assigns, the “Company”), Ascent Partners Fund LLC, a Delaware limited liability company, as Purchaser (the “Purchaser”).

Subject to the terms and conditions set forth herein, and effective on (i) the date hereof and (ii) the date of payment of all Obligations due on or before, but after giving effect to, the effective date of this amendment (including all other costs, expenses and fees due under any Transaction Document after giving effect to this amendment and invoiced prior to such effective date) (the “Amendment Effective Date”), the following Transaction Documents are hereby amended as follows:

Note

●	The first sentence of Section 4(b) (Conversion) of the Note is hereby amended and restated to read in its entirety as follows:

The conversion price in effect on any Conversion Date shall be equal to $0.75 (the “Conversion Price”).

This amendment is a Transaction Document and is limited as written. As of the date first written above, each reference in the Note to “this Note,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Transaction Documents to the Note (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall refer to the Note as modified thereby, and the provisions in this amendment amending the Note shall be read together and construed as a single agreement with the Note. The execution, delivery and effectiveness of this amendment shall not, except as expressly provided herein, (A) waive or modify any Default or Event of Default (whether or not existing on the date hereof), right, power or remedy under, or any other provision of, any Transaction Document (in each case, other than any failure to comply with any provision of a Transaction Document amended hereby that would not have been a failure if such Transaction Document had been amended as provided herein prior to the date hereof) or (B) commit or otherwise obligate the Purchaser to enter into or consider entering into any other consent, waiver or modification of any Transaction Document or make any further purchases or other advances pursuant to any Transaction Documents. This amendment does not constitute a novation of the Note.

Each Company Party hereby agrees that it continues to guaranty, jointly and severally, absolutely, unconditionally and irrevocably, pursuant to the Guaranty, as primary obligor and not merely as surety, the full and punctual payment when due of the Obligations of any other Company Party owing under the Transaction Document as modified hereby (subject to the limitations set forth in the Guaranty) and that the terms hereof shall not affect in any way its obligations and liabilities, as expressly modified hereby, under the Transaction Documents. Each Company Party hereby reaffirms (a) all of its obligations and liabilities under the Transaction Documents as modified hereby, and agrees that such obligations and liabilities shall remain in full force and effect and (b) all Liens granted under the Transaction Documents, and agrees that such Liens shall continue to secure the Obligations.

In further consideration for the execution of this amendment by the Purchaser and without limiting any rights or remedies the Purchaser or any Purchaser Parties may have, each Company Party hereby releases each of the Purchaser and the Purchaser Parties (each a “Releasee” and, collectively, the “Releasees”) against any and all claims and from any other Losses of any Company Party or any Subsidiary thereof, whether or not relating to any Transaction Document, any obligation or liability owing thereunder, any asset of any Company Party or any of their Subsidiaries or Affiliates, or any legal relationship that exists or may exist between any Releasee and any Company Party or any Subsidiary of any Company Party. Each Company Party, each for itself and for its Subsidiaries, acknowledges and agrees that it or its Subsidiaries may discover information later that could have affected materially their willingness to agree to the release in this paragraph and that neither such possibility, which it took into account when executing this amendment, nor such discovery, as to which it expressly assumes the risk, shall affect the effectiveness of the release in this paragraph, and waives the benefit of any legal requirement that may provide otherwise.

As a Transaction Document, this amendment is subject to various interpretative and miscellaneous sections set forth in the Purchase Agreement and other Transaction Documents that apply expressly to all Transaction Documents, located principally Article V (Miscellaneous) of the Purchase Agreement (but also, without limitation, in Section 4.8 (Indemnification of each Purchaser Party) thereof), including Section 5.2 (Fees and Expenses) thereof (which provides, without limitation, reimbursement to the Purchaser Parties for fees, costs and expenses of negotiation, preparation, execution and signing of this amendment or otherwise relating to this amendment or the transactions contemplated herein) and Sections 5.3(a) (Entire Agreement), 5.3(b) (Amendments), 5.3(c) (Beneficiary, Successors and Assigns), 5.3(d) (No Implied Waivers or Notice Rights), 5.3(e) (Counterparts), 5.3(f) (Electronic Signatures), 5.4 (Notices), 5.7 (Severability) and 5.15 (Interpretation) (containing various interpretative provisions and additional definitions) thereof. In addition, without limitation, (a) Section 5.6 (Governing Law; Courts) thereof provides that this amendment shall be governed by and construed in accordance with the laws of the State of Delaware and that Proceedings in respect hereto shall be brought exclusively in the Delaware state courts sitting in Wilmington, DE or the federal courts for the District of Delaware sitting in Wilmington, DE (subject to certain exceptions for enforcement Proceedings brought by the Purchaser or any Purchaser Party) and (b) in Section 5.16 (Waiver of Jury Trial and Certain Other Rights), the parties thereto (which include the parties hereto) thereby irrevocably and unconditionally waived, to the fullest extent permitted by applicable Regulations, any right that they may have to trial by jury of any claim or cause of action or in any Proceeding, directly or indirectly based upon or arising out of, under or in connection with, this amendment or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). The parties hereto hereby reaffirm all of these and all other provisions of the Transaction Documents applying to the Transaction Documents as applying to this amendment, all of which are hereby incorporated herein by reference. If the Amendment Effective Date has not occurred within two Business Days after the date hereof, the Purchaser may, in its sole discretion upon notice to the Company, elect to terminate this amendment, at which point this amendment will be of no further force and effect.

[Signature Pages Follow]

This amendment may be executed in counterparts, which may be effectively transmitted by fax or e-mail (in each case return receipt requested and obtained) and which, together, shall constitute one and the same instrument.

Very truly yours,

ASCENT PARTNERS FUND LLC,
as Purchaser

By:	/s/ Alon Brenner
	Name:	Alon Brenner
	Title:	Authorized Officer

Accepted and Agreed
As of the Date First Written Above:

VSee Health, Inc.,
as Company

By:	/s/ Imoigele Aisiku
Name:	Imoigele Aisiku
Title:	Co-Chief Executive Officer

VSee Lab, Inc.,
as Company Party

By:	/s/ Milton Chen
Name:	Milton Chen
Title:	Chief Executive Officer

IDoc Virtual Telehealth Solutions, Inc.
as Company Party

By:	/s/ Imoigele Aisiku
Name:	Imoigele Aisiku
Title:	Chief Executive Officer

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